Exhibit 99.4

Investors:

Lisa Ciota: (630) 824-1987

Media:

Steve Carlson: (630) 824-1783

SUNCOKE ENERGY PARTNERS, L.P. BOARD OF DIRECTORS DECLARES NINTH CONSECUTIVE QUARTERLY CASH DISTRIBUTION INCREASE AND AUTHORIZES $50 MILLION UNIT REPURCHASE PROGRAM

LISLE, Ill. (July 21, 2015) – Today, the SunCoke Energy Partners, L.P. (NYSE: SXCP) Board of Directors declared a second quarter 2015 cash distribution of $0.5825 per limited partnership unit. This distribution marks our ninth consecutive quarterly distribution increase since the IPO and will be payable on August 31, 2015, to unitholders of record on August 14, 2015.

The board also authorized a program for the Partnership to repurchase up to $50 million of its common units from time to time in open market transactions, including block trades, or in privately negotiated transactions.

“This unit repurchase program demonstrates our commitment to meaningfully create value for our unitholders and provides us the opportunity to drive significant accretion at a time when market valuations are clearly dislocated from our fundamental business,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy Partners, L.P. “Our solid balance sheet and liquidity position preserve flexibility to execute this repurchase program while continuing to pursue attractive growth opportunities.”

The program authorizes SXCP to make repurchases at the discretion of its management subject to market conditions, applicable legal requirements, available liquidity and other appropriate factors as determined by such officers. This authorization is effective immediately. The unit repurchase program does not obligate SXCP to repurchase any dollar amount or specific number of common units. The Partnership may commence, suspend or discontinue purchases of common units under this authorization at any time without prior notice and any common units repurchased will be canceled.

UPCOMING EVENTS

We plan to participate in the following conferences:

•	Citi MLP/Midstream Infrastructure Conference, August 19-20, 2015, Las Vegas, NV

•	Deutsche Bank Leveraged Finance Conference, September 28-30, 2015, Scottsdale, AZ

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have

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long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SunCoke Energy Partners, L.P.’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100 percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SunCoke Energy Partners, L.P.’s distributions to a nominee on behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SunCoke Energy Partners, L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press

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release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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